United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026
Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

200 East Randolph Drive,	Chicago,	IL	60601
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(312)	782-5800
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	JLL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On September 30, 2026, Jones Lang LaSalle Incorporated (the “Company”) announced that Mihir Shah, who currently serves as Chief Executive Officer of Jones Lang LaSalle Technologies and as a member of the Company’s Global Executive Board, will leave the Company effective April 1, 2027 (the “Separation Date”).
(e) In connection with Mr. Shah’s departure, the Company and Mr. Shah have entered into a Separation Agreement and General Release, dated September 28, 2026 (the “Separation Agreement”), which provides that in addition to continuation of his current annualized base salary through the Separation Date and payment of a 2026 Annual Incentive Plan bonus payment payable in March 2027, subject to Mr. Shah’s execution and non-revocation of the Separation Agreement, Mr. Shah will be eligible to receive each of the following, less applicable withholding:
• a severance payment equal to 54 weeks of his current base salary, or $675,000;
• a pro-rated payment under the Company’s Annual Incentive Plan for his service in the year of termination, in the gross amount of $590,000; and
• an additional payment equal to one times his target annual incentive, or $2,360,000.
Mr. Shah’s outstanding equity awards under the Company’s Stock Award and Incentive Plan, including restricted stock units and performance share units granted under the Global Executive Board Long Term Incentive Compensation Plan, will be treated in accordance with the terms of the applicable award agreements and the Company’s severance plan in effect as of the effective date of the Separation Agreement, which currently provides for pro-rated vesting of outstanding awards based on Mr. Shah’s service, with the unvested portion of each award forfeited as of the Separation Date. Mr. Shah’s participation in the Company’s group health and welfare benefit plans will end as of the Separation Date, subject to his right to elect continued coverage under COBRA, and the Company will reimburse the employer’s share of up to 12 months of COBRA premiums, or until Mr. Shah secures new employment with health benefits, whichever occurs first. His rights, if any, under the Company’s 401(k) Retirement and Savings Plan and U.S. Deferred Compensation Plan will continue to be governed by the terms of those plans.
Mr. Shah’s receipt of certain of the payments and benefits described above is conditioned on his execution and non-revocation of a general release of claims in favor of the Company. The Separation Agreement also contains customary restrictive covenants, including a twelve-month post-separation non-solicitation covenant and confidentiality obligations.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2026
Jones Lang LaSalle Incorporated

By: /s/ Alan K. Tse
Name: Alan K. Tse
Title: Global Chief Legal Officer